SECURITIES  AND EXCHANGE COMMISSION
                   Washington,  D.C.    20549


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                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15 (d) of the
                 Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported ):
                        October 27, 1997



               MAINSTREET  BANKGROUP INCORPORATED
               -----------------------------------
             (Exact name of as specified in charter)


    Virginia                0-8622         54-1046817
 --------------           ----------      -------------
(State or other          (Commission     (IRS Employer
 jurisdiction of         File Number)    Identification No.)
 incorporation)


       P.O. BOX 4831, Martinsville, Virginia    24115-4831
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      (Address of principal executive offices ) (Zip Code)


Registrant's telephone number, including area code:
                          540-666-6724
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
Item 5.    Other Events

     This current report on Form 8-K is filed by MainStreet BankGroup Incorporated ("Registrant") to report Registrant's agreement to acquire Regency Financial Shares, Inc. ("Regency"), subject to regulatory approval and approval by the shareholders of Regency and certain other specified conditions. Under terms of the agreement, Registrant has agreed to pay the equivalent of $13.00 per share for each outstanding share of Regency common stock in the form of MainStreet Common Stock, subject to adjustment under certain conditions. Registrant has agreed to exchange a maximum of .500 and a minimum of .406 shares of its Common Stock for each share purchased of Regency 1,389,096 shares of Common Stock. In addition, MainStreet has agreed to purchase the balance of Regency's outstanding 15,000 directors' options which have not been exercised as of the consummation of the merger for the difference between the exercise price per option and $13.00 in the form of MainStreet Common Stock, resulting in a maximum exchange ratio of .250 shares and a minimum exchange ratio of .188 shares per option purchased. If the maximum exchange ratios are used and all directors' options are exercised prior to the merger, 702,048 shares of Registrant's Common Stock will be issued in the transaction. MainStreet has also agreed to assume the outstanding employee stock options of Regency. The purchase price of this transaction is valued at approximately $18.2 million. At September 30, 1997, Registrant had 11,411,434 shares of Common Stock outstanding.

     Regency was organized under the laws of Virginia in Richmond, and serves the Richmond area with three offices. At
September 30, 1997, Regency reported total assets of $74.9 million.

     Registrant is a multi-community bank holding company headquartered in Martinsville, Virginia. It owns eight community banks ( 35 offices), and one nonbanking subsidiary, chartered as a limited purpose national banking association, with total third quarter assets of $1.5 billion and pending affiliations with Commerce Bank, College Park, Maryland, with third quarter assets of $90.1 million and Tysons Financial Corporation, McLean, Virginia, with third quarter assets of $98.0 million. Registrant currently serves the following markets: City of Martinsville and Henry County; the City of Galax, Town of Hillsville and Carroll and Grayson Counties; the Towns of Ferrum and Rocky Mount and Franklin County; the Town of Forest, City of Lynchburg and Bedford, Campbell and Amherst Counties; the Town of Stuart and Patrick Cou nty; the Towns of Saltville and Chilhowie and Smyth County; the City of Clifton Forge and Alleghany County; the Towns of Ashland and Mechanicsville and the Counties of Hanover and Henrico, Virginia and contiguous areas.

Item 7(c).  Exhibits

(2)  Agreement and Plan of Merger

                           Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                         MAINSTREET BANKGROUP INCORPORATED

Date: November 3, 1997        By:  /S/JAMES E. ADAMS
      ----------------             ---------------------------
                                   James E. Adams
                                   Chief Financial Officer,
                                   Executive Vice President,
                                   Treasurer